UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

November 12, 2010

ATLANTIC GREEN POWER HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	333-143352	20-8901634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Bayport One Suite 455 8025 Black Horse Pike West Atlantic City, New Jersey 08232 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (609) 241-6027

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

During the preparation of the financial statements to be included in the quarterly report on Form 10-Q of Atlantic Green Power Holding Company (the “Company”) for the quarter ended September 30, 2010, management of the Company discovered that certain items were improperly recorded as expenses in the financial statements and the notes thereto included in the Company’s quarterly reports on Form 10-Q for each of the quarters ended March 31, 2010 and June 30, 2010.  Such items should have been recorded as deposits on the Company’s balance sheets included in those quarterly reports.  In addition, in the course of reviewing the Company’s financial statements for the first and second quarters of 2010, management became aware that the quarterly reports inaccurately reflected certain information regarding nonqualified stock options granted by the Company.

Senior management and the Company’s board of directors have discussed each of these matters with the Company’s independent registered public accounting firm.  As a result, senior management and the board determined on November 12, 2010 that the Company should restate its financial statements for the three month period ended March 31, 2010 and the three and six month periods ended June 30, 2010.  Accordingly, the Company’s previously issued financial statements included in the Company’s quarterly reports on Form 10-Q for each of the quarters ended March 31, 2010 and June 30, 2010 should no longer be relied upon.  The Company plans to file amended quarterly reports on Form 10-Q for each of these periods with the Securities and Exchange Commission following the filing of this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC GREEN POWER HOLDING COMPANY
(Registrant)

By:	/s/ Robert Demos, Jr.
Robert Demos, Jr.
President and Chief Executive Officer

Date:  November 12, 2010